UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  August 12, 2009

ICONIC BRANDS, INC.
(Exact name of registrant as specified in Charter)

Nevada	000-53162	13-4362274
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

 1174 Route 109
Lindenhurst, NY 11757
(Address of Principal Executive Offices)

(631) 991-3174
(Issuer Telephone number)

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into A Material Definitive Agreement

On June 12, 2009, Harbrew Imports, Ltd., the wholly-owned subsidiary of Iconic Brands, Inc. (“we”, “Iconic Brands” or the “Company”), entered into a merchandising license agreement (the “License Agreement”) with Paramount Licensing Inc. (“PLI”). The License Agreement became effective on August 12, 2009. A copy of the License Agreement is included as Exhibit 10.1 to this Current Report and is hereby incorporated by reference.

Pursuant to the terms of the License Agreement, we will be granted the non-exclusive license to use the theatrical motion picture entitled “THE GODFATHER” (the “Property”) only in connection with our Italian organic Vodka and Scotch whiskey which is sold in bottles in the United States (the “Licensed Article”). The License Agreement has a term of five (5) years which will end on June 30, 2014 and may be extended to June 30, 2019 upon certain conditions unless it is sooner terminated.

Under the terms of the License Agreement, we paid to PLI an initial payment of $60,000. We also agreed to pay a five percent (5%) royalty fee and an additional $400,000 guarantee fees as scheduled in Section 8 of the License Agreement to PLI. In addition, PLI is granted warrants to purchase our common stock in substantially the same form as set forth in Exhibit C of the License Agreement, which is (a) a five-year warrant to purchase 1,000,000 shares of our common stock at an exercise price of $1.00 per share; and (b) a five-year warrant to purchase 1,333,334 shares of our common stock at an exercise price of $1.50 per share.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K that relates to the recent sales of unregistered securities is incorporated by reference into this Item 3.02.

These securities are issued in reliance on the exemption under Section 4(2) of the Securities Act of 1933, as amended (the “Act”). These securities qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance securities by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of securities offered. We did not undertake an offering in which we sold a high number of securities to a high number of investors. In addition, these shareholders had the necessary investment intent as required by Section 4(2) since they agreed to and received share certificates bearing a legend stating that such securities are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these securities would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

Item 9.01 Exhibits.

Exhibit No.	Description
10.1	Merchandising License Agreement by and between the Company and Paramount Licensing Inc., dated June 12, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

ICONIC BRANDS, INC.

Date: August 25, 2009	By:	/s/ Richard DeCicco
Richard DeCicco President, Chief Executive Officer and Director

Date: August 25, 2009	By:	/s/ William S. Blacker
William S. Blacker Senior Vice President of Finance and Administration & Chief Financial Officer